Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Synalloy Announces Rejection of Unsolicited Offer from Privet Fund Management LLC

RICHMOND, VA, April 26, 2019 (GLOBE NEWSWIRE) -- Synalloy Corporation (Nasdaq: SYNL) announced today that its Board of Directors, after deliberation and careful consultation with its independent financial and legal advisors, unanimously rejected an unsolicited offer by Privet Fund Management LLC (“Privet”) for a proposed transaction whereby Privet would purchase all of the issued and outstanding shares of Synalloy not already owned by Privet. “The Synalloy Board determined that Privet’s unsolicited offer heavily discounts the Company’s recent performance and near-term potential,” said Craig C. Bram, Synalloy’s President and Chief Executive Officer. “Our management team’s number one priority is building stockholder value, and we believe that our current growth strategy will continue to generate positive results for all of our stockholders,” said Bram.

In the interests of transparency to its stockholders, Synalloy will provide copies of its correspondence to date with Privet regarding this unsolicited offer in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our website at www.synalloy.com.

This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Contact: Dennis Loughran at (804) 822-3266